Exhibit 99.1

                               PRESS RELEASE
                            REPORT OF EARNINGS

                                                              June 28, 2008
                                                    Shawnee Mission, Kansas

The following is a report of earnings for Seaboard Corporation (AMEX symbol: SEB) with offices at 9000 West 67th Street, Shawnee Mission, Kansas 66202, (the "Company"), for the quarters ended June 28, 2008 and June 30, 2007, in thousands of dollars except per share amounts.

                                       Three Months Ended     Six Months Ended
                                       June 28,  June 30,    June 28,  June 30,
                                        2008       2007       2008       2007

Net sales                           $  999,951 $  742,219 $1,993,619 $1,471,367

Net earnings                        $   20,963 $   42,657 $   90,990 $   92,012


Net earnings per common share       $    16.85 $    33.82 $    73.14 $    72.95

Average number of shares outstanding 1,243,909  1,261,367  1,244,055  1,261,367


Notes to Report of Earnings:

Seaboard Corporation today filed its Quarterly Report on Form 10-Q with the United States Securities and Exchange Commission. Seaboard has provided access to this Quarterly Report on Form 10-Q on its website at http://www.seaboardcorp.com/investors/Annual.aspx.


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